EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

     Securities Purchase Agreement (the "Agreement"), dated as of January 27, 2000, by and among Instant Video Technologies, Inc., a Delaware corporation (the "Company"), and each of the purchasers set forth on the signature pages hereto (individually, a "Purchaser" and, collectively, the "Purchasers").

     WHEREAS, the Company proposes to issue and sell to the Purchasers for cash, or in exchange for cancellation or conversion of outstanding indebtedness, an aggregate of 5,940,125 shares (individually, a "Share" and, collectively, the "Shares") of common stock, par value $0.00001 per share, of the Company (the "Common Stock") and warrants to purchase shares of Common Stock (as further described below); and

     WHEREAS, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares and the warrants that are being issued to the Purchasers pursuant to this Agreement.

     NOW THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

     1. Sale of Stock and Delivery of Warrants; Closing.

          (a) Purchase and Sale. Subject to the terms and conditions hereof, the Company shall issue and sell to each of the Purchasers, and each Purchaser, severally, shall purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Schedule 1 hereto at a purchase price of $4.00 per Share for an aggregate purchase price set forth on such Schedule 1. The Company shall deliver to each Purchaser warrants to purchase, at an exercise price of $5.00 per share, such number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 1 hereto (the "Warrants"). The shares of Common Stock issued or issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." The Warrants shall be in the form of Exhibit A hereto.

          (b) First Closing. The first closing of the purchase and sale of the Shares and Warrants (the "First Closing") shall take place at the offices of Winston & Strawn, 200 Park Avenue, New York, New York, at 10:00 A.M. on January 27, 2000, or such later date on which the conditions set forth in Sections 7(a) and 8(a) hereof shall have been satisfied or waived; provided, however, that the First Closing, in no event, shall occur later than January 31, 2000. The date of the First Closing shall be hereinafter referred to as the "First Closing Date".

          (c) Second Closing. The Second Closing of the purchase and sale of the Shares and Warrants (the "Second Closing") shall take place at the offices of the
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Securities Purchase Agreement


Company, on or before January 31, 2000, or such earlier date on which the conditions set forth in Section 7(b) and 8(b) hereof shall have been satisfied or waived, provided that:

               (i) Purchasers participating in the Second Closing shall only include (A) Klein-Hawk ("Klein-Hawk"), (B) Ravinia Capital Ventures, LLC (which may only participate in the Second Closing in its corporate capacity) ("Ravinia"); (C) those note holders listed on Schedule 3(y) attached hereto (the "Second Closing Note Holders"), and (D) those Purchaser listed on Schedule 1 attached hereto who did not participate in the First Closing; notwithstanding the foregoing, Purchasers listed on Schedule 1 may only participate in the Second Closing in the amount set forth next to each such Purchaser's names on
Schedule 1;

               (ii) the aggregate investment made by the Purchasers participating in the Second Closing shall not exceed, in the case of (A) Klein-Hawk, $4,000,000, (B) Ravinia, $3,000,000, (C) the Second Closing Note Holders, $765,000 and (D) any other Purchaser listed on Schedule 1 attached hereto who did not participate in the First Closing, $1,025,500; provided, however, Klein-Hawk may only participate in the Second Closing if its aggregate investment is at least $2,000,000, and provided, further, Ravinia may only participate in the Second Closing if its aggregate investment is at least $2,000,000; and

               (iii) Purchasers participating in the Second Closing shall become a party to and agree to be bound by the provisions of this Agreement and each other Transaction Documents (as defined below).

               The date of the Second Closing shall be hereinafter referred to as the "Second Closing Date", the First Closing Date and the Second Closing Date are each referred to individually as a "Closing Date" and, collectively as the "Closing Dates".

          (d) Delivery. At each Closing, the Company shall deliver to each Purchaser a stock certificate representing the Shares purchased by such Purchaser and the Warrants to be delivered to such Purchaser, against payment of the purchase price therefor by check, payable to the order of the Company, by wire transfer of immediately available funds to the Company in accordance with the Company's wiring instructions, or by cancellation or conversion of indebtedness, or some combination thereof. In addition, the Company shall deliver to each Purchaser such other agreements, documents, certificates and opinions as specified in this Agreement or as may reasonably be requested by such Purchaser.

     2. Representations and Warranties of Purchasers. Each of the Purchasers represents and warrants, severally, to the Company as follows:

          (a) Authorization. The Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by the Purchaser

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will not conflict with any rule, regulation, judgment or agreement applicable to the Purchaser.

          (b) Investment Purpose. The Purchaser is purchasing the Shares and acquiring the Warrants, and will purchase the Warrant Shares (together with the Shares and the Warrants, the "Securities"), for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act. The Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. Notwithstanding anything in this Section 2(b) to the contrary, the Purchaser, by making the representations herein, does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of such Securities at any time in accordance with or pursuant to registration or an exemption therefrom under the Securities Act and any applicable state securities or blue sky laws.

          (c) Reliance On Exemptions. The Purchaser understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

          (d) Information. The Purchaser has been furnished all documents relating to the business, finances and operations of the Company which the Purchaser requested from the Company. The Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase the Shares and acquire the Warrants, and such questions have been answered to its satisfaction. However, neither the foregoing nor any other due diligence investigation conducted by the Purchaser or on its behalf shall limit, modify or affect the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

          (e) Governmental Review. The Purchaser understands that no Federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

          (f) Purchaser's Qualifications. The Purchaser is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act ("Regulation D"). The Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

          (g) Restrictions on Transfer. The Purchaser understands that it may not transfer any of the Securities unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements are available under the Securities Act and applicable state securities laws. The Purchaser understands

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Securities Purchase Agreement


that certificates representing the Shares, the Warrants, the Warrant Shares and shares of Common Stock issued pursuant to Section 4 of this Agreement shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold under Rule 144 under the Securities Act:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

          (h) Residence. The Purchaser is a resident of the jurisdiction set forth under its name on the signature pages hereto.

          (i) Investment Experience. The Purchaser has experience as an investor in securities of Internet - related and technology companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as follows:

          (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Change (as defined in Section 3(h) hereof). Except for any subsidiaries listed on Schedule 3(b) hereto, the Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity.

          (b) Subsidiaries. Schedule 3(b) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. Each subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each subsidiary is duly qualified to do business as a foreign corporation

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Securities Purchase Agreement


and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Change. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by the Company.

          (c) Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement") and the Warrants (collectively, the "Transaction Documents") and to perform its obligations under each of the Transaction Documents, including without limitation the issuance of the Securities hereunder. All corporate action of the Company required for the execution and delivery of the Transaction Documents and the issuance and delivery of the Securities has been duly and effectively taken, and, except as set forth on Schedule 3(g), no further actions, authorizations or consents, including, without limitation, any consents of the stockholders of the Company, are required. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights,
(ii) as limited by general principles of equity that restrict the availability of equitable remedies and (iii) as the indemnity provisions of the Registration Rights Agreement may be limited by law. The Shares, when issued, delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Warrant Shares, if and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Warrants will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Shares and the Warrant Shares.

          (d) SEC Documents. Prior to the date hereof, the Company, voluntarily filed with the Securities and Exchange Commission (the "SEC") all reports, statements, schedules and other documents to its knowledge required to be filed by reporting companies pursuant to the Securities Act and the Exchange Act. Since December 31, 1998, all such reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed by reporting companies were filed by the Company. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated

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Securities Purchase Agreement


in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-Q under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof or as set forth on
Schedule 3(d), neither the Company nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and
(ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its subsidiaries.

          (e) Capitalization. The capitalization of the Company as of the date hereof is set forth on Schedule 3(e), including (i) the authorized capital stock, (ii) the number of shares issued and outstanding, (iii) the number of shares reserved for issuance pursuant to stock option, employee benefit or other plans, (iv) the number of shares reserved for issuance or issuable pursuant to securities exercisable for, or convertible into or exchangeable for, any shares of Common Stock, (v) the number of shares of Common Stock reserved for issuance with respect to the sale of the Shares, and (vi) the number of shares of Common Stock reserved for issuance upon exercise of the Warrants. All outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3(e), the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, (ii) no rights, options, warrants, calls or other agreements or commitments of any nature whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock or (iii) no shares of its capital stock reserved for issuance. Except as set forth on
Schedule 3(e), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

          (f) No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents, and all instruments and documents to be delivered by the Company, nor the consummation of the transactions contemplated by any of the foregoing (i) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the organizational documents or bylaws of the Company or material contracts or instruments to which the Company or any of its subsidiaries is a party or Federal, state or local laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration or termination of any rights under any material contract or instrument to which the

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Company  or any of its  subsidiaries  is a party or  (iii)  will  result  in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

          (g) Consents. Except as set forth on Schedule 3(g), no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company of this Agreement, any other Transaction Document, the issuance and delivery of any of the Securities or any other transactions contemplated by any of the Transaction Documents except for (i) the filing of a Form D with the SEC, (ii) filings required under applicable state "blue sky" laws (which shall be duly filed) and (iii) the filing of a registration statement or statements pursuant to the Registration Rights Agreement.

          (h) No Material Adverse Change. Since December 31, 1998, the business of the Company and each subsidiary has been operated in the ordinary course and substantially consistent with past practice and there has not been any material adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company or any of its subsidiaries (a "Material Adverse Change"). Since December 31, 1998, neither the Company nor its subsidiaries has (i) paid any obligation or liability or discharged or satisfied any liens or encumbrances other than in the ordinary course of business; (ii) declared or made any payment or distribution to its stockholders or purchased or redeemed any of its shares of capital stock or other securities; (iii) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business;
(iv) sold, transferred or leased any of its assets except for fair value in the ordinary course of business; (v) increased the annual compensation payable to any of its officers or other employees, consultants or representatives by greater than $25,000; (vi) cancelled or compromised any debt or claim, or waived or released any right of material value; (vii) entered into any transaction other than in the ordinary course of business; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto that are not disclosed on Schedule 3(e); or
(ix) agreed to do any of the foregoing (other than pursuant hereto).

          (i) Litigation. Except as set forth on Schedule 3(i), there is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such,
(i) that questions the validity of this Agreement or any other Transaction Document or the issuance of the Securities, or the right of the Company to enter into this Agreement or any other Transaction Document or to consummate the transactions contemplated by any Transaction Document or (ii) that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, stipulation or decree

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Securities Purchase Agreement


of any court, administrative agency, commission, regulatory authority, other government agency or instrumentality.

          (j) No Default. Neither the Company nor any of its subsidiaries is in violation of or default under any provision of its organizational documents or bylaws or other constituent documents or is in default (or, with notice or the lapse of time, would be in default) under any material agreement, contract, commitment or instrument to which it is a party or by which it or its properties or assets is bound or affected. To the Company's knowledge, no third party is in material default under or in material breach or violation of any material contract, commitment or instrument to which the Company or any of its subsidiaries is a party or by which any of their properties or assets are bound or affected.

          (k) Compliance with Laws. The Company and each subsidiary is in compliance and has conducted its business and operations so as to comply with all laws (including, without limitation, any environmental laws), ordinances, rules and regulations, judgments, decrees or orders of any regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, except where such failure would not result in a Material Adverse Change. The Company has not during the past three years received any notice relating to any violation or potential violation of applicable law or regulations.

          (l) Title. The Company and each subsidiary has good and marketable title to all real and personal property owned by it which is material to its business, in each case free and clear of all liens, encumbrances and defects. Any property, real or personal, held under lease by the Company or any of its subsidiaries, is held by it under valid and enforceable leases.

          (m) Intellectual Property. The Company and each subsidiary owns or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, the "Intangibles") necessary to conduct its business as heretofore conducted by it, as now being conducted by it, and as proposed to be conducted by it. To the Company's knowledge, neither the Company nor any of its subsidiaries has infringed, is infringing, or is in conflict with any right of any other person with respect to, any Intangibles. To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or any of its subsidiaries. As of the date hereof, each officer of the Company and its subsidiaries, and each other employee of the Company and its subsidiaries involved in the development, implementation or maintenance of the Company's or such subsidiary's technology, has entered into non-compete, non-solicitation and proprietary information and invention assignment agreements.

          (n) Registration Rights. The only registration rights, including piggyback rights, granted (or agreed to be granted) to any person or entity other than the

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Securities Purchase Agreement


Purchasers are set forth on Schedule 3(n). None of the registration rights disclosed on Schedule 3(n) are senior in priority to the registration rights provided for in the Registration Rights Agreement.

          (o) OTC Bulletin Board. The Common Stock is, as of the date hereof, traded by means of the National Association of Securities Dealers, Inc. (the "NASD") OTC Bulletin Board(R) service (the "OTCBB"). The sale of the Securities as contemplated hereby will not violate any Rule of the NASD applicable to the Company or the Common Stock. The Company has not received notification, written or oral, that the Company has failed to satisfy any requirement of the NASD relating to the trading of the Common Stock in the OTCBB.

          (p) Registration Statement. The Company is currently eligible to register the resale of its Common Stock under the Securities Act pursuant to a registration statement on Form S-1. To the Company's knowledge, there exist no facts or circumstances that would inhibit or delay the preparation and filing of a registration statement on Form S-1 with respect to the Shares and the Warrant Shares.

          (q) No Misrepresentation. No representation or warranty by the Company in this Agreement (including any Exhibit or Schedule hereto) and no statements of the Company contained in any document, certificate, schedule or other information furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or any other Transaction Document or in connection with the transactions contemplated by any Transaction Document contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. There exists no event or circumstances with respect to the Company or any of its subsidiaries which would result in a Material Adverse Change that has not been disclosed by the Company to the Purchasers.

          (r) Anti-Dilution and Other Shares. Except as set forth on Schedule 3(r), no stockholder of the Company or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any of the Securities. Issuance of the Securities will not result in the issuance of any additional shares of Common Stock or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company.

          (s) No Brokers or Finders. Except as set forth on Schedule 3(s), no person or entity has or will have, as a result of any act or omission by the Company, any right, interest or valid claim against any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

          (t) Change of Control Payments. Neither the execution, delivery and performance by the Company of any of the Transaction Documents nor the

Securities Purchase Agreement


consummation of any of the transactions contemplated thereby shall require any payment by the Company, in cash or kind, under any agreement, plan, policy, commitment or other arrangement. There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of the Transaction Documents or the occurrence of any of the transactions contemplated thereby. There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any other Transaction Document.

          (u) Taxes. The Company and each of its subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Financial Statements for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the income tax returns of the Company or any subsidiary is currently being audited by the Internal Revenue Service or any other governmental entity. Neither the Company nor any subsidiary has filed with the Internal Revenue Service or any other governmental authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any taxes. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether Federal or state) pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

          (v) ERISA. All "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices (the "Plans"), maintained by the Company and any of its subsidiaries or to which the Company or any of its subsidiaries contributed or is obligated to contribute thereunder, is and has been maintained in compliance with applicable law, including but not limited to ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable law of any other governmental authority and with any other contractual obligations and their terms. Each Plan that is intended to be a tax qualified plan under Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would adversely affect its qualification or tax-exempt status.

          (w) Labor Matters. There are no strikes or other labor disputes against the Company or any of its subsidiaries pending or, to the Company's or its subsidiaries' knowledge, threatened. There is no organizing activity involving the Company or any of its subsidiaries pending or, to the Company's or its subsidiaries' knowledge, threatened by any labor union or group of employees.

Securities Purchase Agreement


          (x) Year 2000 Compliance. Each system, comprised of software, hardware, databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset for real property of the Company or any of its subsidiaries will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. The Company has no reason to believe that it or any of its subsidiaries may incur material expenses arising from or relating to the failure of any of their Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of the Company and its subsidiaries is able to accurately process, provide and/or receive all date/time data, including, but not limited to, calculating, comparing and sequencing within, from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations; and will, as to performance and functionality, not be affected by any dates/times prior to, on, after or spanning January 1, 2000 ("Year 2000 Compliant"). To the knowledge of the Company and its subsidiaries, each of the Company's vendors will continue to furnish its products or services to the Company or its subsidiaries, as applicable, without interruption or material delay, on and after January 1, 2000.

          (y) Conversion of Preferred Stock and Notes. Upon filing with the Secretary of State of the State of Delaware, as of the date hereof, of the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit C, all outstanding shares of the Company's preferred stock, including, without limitation, the Series A Convertible Preferred Stock, par value $ .00001 per share (the "Series A Preferred Stock") and the Series B Convertible Preferred Stock, par value $.00001 per share (the "Series B Preferred Stock"), will be converted into Common Stock and there will be no outstanding equity securities of the Company senior to the Securities. Except as set forth on Schedule 3(y) hereto, concurrent with the First Closing, all outstanding convertible notes of the Company, as of the date hereof, (the "Notes") are being converted into Shares of Common Stock at $4.00 per share and warrants to purchase, at an exercise price of $5.00 per share, Common Stock on the terms and conditions provided herein.

          (z) Lock-Up Agreement. The Company has entered into lock-up agreements, in the form attached hereto as Exhibit D (each a "Lock-Up Agreement" and, collectively the "Lock-Up Agreements") with (i) each of the officers and directors of the Company, (ii) each of the holders of Series A Preferred Stock and Series B Preferred Stock convertible into Common Stock upon filing of the Company's Amended and Restated Certificate of Incorporation, and (iii) each stockholder of the Company owning or having the right to acquire in excess of 1% of the issued and outstanding Common Stock of the Company (on a fully diluted basis).

     4. Right of First Refusal for New Securities. (a) The Company hereby grants to each Purchaser, so long as such Purchaser shall own the greater of 500,000

Securities Purchase Agreement


shares of Common Stock (including shares issuable upon exercise of the Warrants and adjusted for stock splits, combinations, dividends and the like) or (ii) fifty percent (50%) of the Shares purchased by such Purchaser pursuant to this Agreement, a right of first refusal to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. Such right of first refusal shall allow each Purchaser to purchase its Proportionate Share (as defined below) of the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock (taking into account all shares of Common Stock issuable upon exercise of the Warrants) held by such Purchasers or their permitted transferees before the proposed issuance of New Securities. In the event that any Purchaser shall not purchase any or all of its Proportionate Share of New Securities, the other Purchasers shall have the right to purchase such unpurchased New Securities, as described below. The right of first refusal granted hereunder shall terminate if unexercised within 20 Business Days after receipt of the notice described in Section 5(c) hereof. The Purchasers may reallocate their right of first refusal among themselves. "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York. For the purposes hereof, any SSF Purchaser (as hereinafter defined) may exercise rights hereunder so long as all the SSF Purchasers, in the aggregate, hold the requisite number of Shares referred to in the first sentence of this Section 4(a).

          (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of capital stock of the Company and all rights, options or warrants to purchase or exchangeable for capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) securities issued pursuant to the acquisition of another corporation or entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation or entity; (ii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company;
(iii) shares of Common Stock issued pursuant to any public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act; (iv) Warrant Shares delivered to the Purchasers upon exercise of the Warrants; (v) shares of Common Stock issued pursuant to the exercise of options granted or to be granted under the current stock option plans of the Company, provided that the total number of shares of Common Stock issuable or issued pursuant to such options does not exceed 39% of (A) the outstanding shares of Common Stock (on a fully diluted basis) as of the date of this Agreement and (B) any additional outstanding shares of Common Stock (on a fully diluted basis) issued on or before January 31, 2000 pursuant to this Agreement, (vi) shares of Common Stock issued upon the exercise or conversion of any securities outstanding as of the date of this Agreement, (vii) securities issued by the Company in connection with any credit, financing or leasing agreements or similar instruments with financial institutions or equipment lessors; and (viii) securities issued in connection with an offering pursuant to an engagement letter dated October 5, 1999, as amended January 26, 2000, between E*Offering and the Company (the "E*Offering Engagement Letter"), whether such securities are issued to E*Offering or to any investor

Securities Purchase Agreement


for which E*Offering is entitled is be compensated pursuant to the E*Offering Engagement Letter. "Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (taking into account all shares of Common Stock issuable upon exercise of the Warrants) then owned by such Purchaser and the denominator of which shall equal the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities on a fully diluted basis.

          (c) If the Company shall propose to issue New Securities, it shall give each Purchaser written notice thereof, describing the New Securities, the number thereof to be issued, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company shall propose to issue the same. Each Purchaser shall have 10 Business Days from the date such notice is given to determine whether to purchase all or any portion of such Purchaser's Proportionate Share of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities to be purchased.

          (d) If the Purchasers shall not have elected within such 10 Business Day period to purchase all of the New Securities proposed to be issued, the Company shall provide to each Purchaser, within five Business Days thereafter, a schedule setting forth the following information: (i) the amount of New Securities elected to be purchased; (ii) the purchasers thereof (the "Participating Purchasers") and the specific amount of New Securities elected to be purchased by each such Participating Purchaser; and (iii) the amount of New Securities not elected to be purchased. Each Participating Purchaser shall thereafter have an additional five Business Days after such five Business Day period has elapsed to determine whether to purchase all or any portion of such Participating Purchaser's Residual Proportionate Share (as defined below) of such remaining New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities to be purchased. "Residual Proportionate Share" shall be equal to a fraction, the numerator of which shall equal the total number of shares of Common Stock (as determined in the definition of Proportionate Share) then owned by such Participating Purchaser and the denominator of which shall equal the total number of such shares owned by all Participating Purchasers.

          (e) If the Purchasers shall not have elected to purchase all of the New Securities proposed to be issued (within the time period for notifying the Company set forth above), then the Company shall have 60-calendar days in which to complete the proposed issuance of the portion of the New Securities not purchased by the Purchasers at a price not less than that contained in the notice previously given to the Purchasers and on terms and conditions not more favorable to the third party than those contained in such notice. If, at the end of such 60-calendar day period, the Company shall not have completed such issuance of New Securities, the Company shall no longer be permitted to issue such New Securities pursuant to this Section 4 without again fully complying with all of the provisions of this Section 4.

Securities Purchase Agreement


          (f) The right of first refusal granted under this Section 4 shall terminate upon a Termination Event (as defined in the Warrant). This Section 4 may be amended, waived or otherwise terminated by a vote or the written consent of sixty-six and two-thirds percent (66 2/3%) of the Purchasers having rights pursuant to this Section 4 (which 66 2/3% must include the SSF Purchasers (as defined below), Bay Star Capital, L.P. (and its affiliate, BayStar International Limited (together "BayStar")), and Chelsey Capital ("Chelsey")), for purposes hereof, SSF Purchasers shall include Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., and Special Situations Technology Fund, L.P.

     5. Buy-In Rights.

          (a) In the event that (i) the Company shall fail for any reason to deliver Warrant Shares to a Purchaser upon exercise of any Warrants within the time period specified in paragraph (a) of such Warrants or the Company shall fail to remove any restrictive legend on any certificates evidencing Shares, Warrant Shares or shares of Common Stock issued pursuant to Section 5 of this Agreement (the "Buy-In Shares") as and when required under Section 6(f) of this Agreement and (ii) thereafter, such Purchaser shall purchase (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Purchaser of (A) the Warrant Shares which such Purchaser anticipated receiving upon such exercise or (B) such unlegended Buy-In Shares, as the case may be (in each case, the "Sold Shares"), then the Company shall pay to such Purchaser (in addition to any other remedies available to the Purchaser) the amount by which (x) such Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased shall exceed (y) the net proceeds received by such Purchaser from the sale of the Sold Shares.

          (b) The  Company  shall make any  payments  required  pursuant to this
Section 5 within five (5) Business Days after receipt of written notice from the Purchaser setting forth the calculation of the amount due hereunder. Nothing contained herein shall relieve the Company from its continuing obligation to deliver Warrant Shares upon any such exercise of the Warrants, or the unlegended Buy-In Shares, as the case may be.

          (c) The rights granted under this Section 5 shall be applicable only to those Purchasers having rights under Section 4 of this Agreement.

     6. Covenants of the Company. The Company hereby covenants that:

          (a) Exchange Act Filings. The Company shall use its best efforts to file in a timely manner all reports and other documents required to be filed by it under the Exchange Act, and deliver copies of such reports not otherwise available on the SEC's web site to each Purchaser. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination.

Securities Purchase Agreement


          (b) Authorized Shares. The Company shall, from and at all times after the Closing, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Warrant Shares underlying the Warrants and the issuance of any Default Shares pursuant to the terms of the Registration Rights Agreement.

          (c) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general working capital purposes; provided, however, the Company shall not use the proceeds from the sale of the Securities to the SSF Purchasers, BayStar, Chelsey, Kline-Hawk and Ravinia to repay or retire any outstanding indebtedness listed on Schedule 3(y) attached hereto.

          (d) Listing. The Company shall, within seven business days of the Closing Date, file an application for listing on the Nasdaq SmallCap Market ("Nasdaq SmallCap"). The Company will take all action necessary to effect the listing of the Common Stock on the Nasdaq SmallCap and, if so listed, will use its best efforts to maintain such listing, or in the event not listed on the Nasdaq SmallCap then on OTCBB or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of NASD, the Nasdaq SmallCap system or any relevant market or system.

          (e) Certain Legal Expenses. The Company shall pay to Winston & Strawn, counsel to certain of the Purchasers, at the Closing, its fees and expenses relating to the negotiation and documentation of this Agreement and the other documents and transactions contemplated hereby in an aggregate amount not to exceed $20,000.

          (f) Removal of Legends. Any legend endorsed on a certificate pursuant to Section 2(g) and any related stop transfer instructions with respect to any Securities shall be removed, and the Company shall issue promptly a certificate without such legend to the holder thereof, if (i) such Securities shall be registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Securities may be made pursuant to Rule 144(k) under the Securities Act.

          (g) Maintenance of Existence and Conduct of Business. The Company shall, and shall cause each of its subsidiaries to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; (ii) at all times use its best efforts to maintain, preserve and protect all of its material intellectual property including, but not limited to, licenses, patents, trade secrets, confidential and proprietary information, domain names, copyrights, trademarks, service marks and trade names, and preserve all the remainder of its material assets, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with

Securities Purchase Agreement


industry practices; (iii) ensure that each officer of the Company and its subsidiaries, and each other employee of the Company and its subsidiaries involved in the development, implementation or maintenance of the Company's or such subsidiary's technology, enters into non-compete, non-solicitation and proprietary information and invention assignment agreements; and (iv) continue to conduct only the business that the Company or its subsidiaries is engaged in on the date hereof or businesses related thereto.

          (h) Director; Observer. So long as the SSF Purchasers collectively own at least 25% of the Securities purchased by the SSF Purchasers pursuant to this Agreement (assuming the exercise of the SSF Purchasers' Warrants and adjusted for stock splits, combinations, dividends and the like), the SSF Purchasers shall have the right, but not the obligation, to designate a nominee, reasonably acceptable to the Board of Directors of the Company, to be elected as a director of the Company and shall promptly notify the Company of such designee. Upon receipt of such notice, the Company shall cause the SSF Purchasers' nominee to be placed on the slate at the next annual or special meeting of stockholders of the Company for the election of directors and shall use its best efforts to cause such nominee to be elected at such meeting of stockholders. In the event the SSF Purchasers elect not to designate a nominee for director, the SSF Purchasers may designate one individual (the "SSF Observer") to attend all meetings of the Company's Board of Directors (and any committees thereof) in a non-voting observer capacity. The SSF Observer shall be entitled to receive all reports, presentations and materials as if such SSF Observer were a member of the Company's Board of Directors. The Company shall promptly reimburse, in full, each director designated by the SSF Purchasers for any reasonable expenses incurred in connection with meetings of the Company's Board of Directors and committees thereof, and shall similarly reimburse the SSF Observer. Notwithstanding the foregoing, (a) in the event the Board of Directors intends to discuss or vote upon any matter that is subject to attorney-client privilege, or otherwise involves confidential or proprietary information of the Company, the SSF Observer may be excluded from the portion of the meeting at which such matter is discussed by the vote of a majority of the directors present, and (b) in the event any SSF Purchaser or any of its affiliates or its representatives becomes a direct competitor of the Company, the Chairman of the Board of Directors or a majority of the directors present may exclude the SSF Observer from the meetings of the Board of Directors.

          (i) Amendment of Lock-Up Agreement. The Company shall not amend any Lock-Up Agreement without the consent of those Purchasers owning or having the right to acquire sixty-six and two-thirds percent (66 2/3%) of the Shares and the Warrant Shares (which such 66 2/3% must include the Securities held by the SSF Purchasers).

          (j) Subsequent  Issuances.  In the event the Company proposes to issue
Common  Stock,   options  or  rights  to  acquire  Common  Stock  or  securities convertible into Common Stock to any investor during the twelve month (12) period following the First Closing Date, the Company shall be required to obtain the prior written consent of the SSF Purchasers if the proposed investment is
(i) for less than $10,000,000 in the

Securities Purchase Agreement


aggregate, (ii) for less than $5,000,000 by any one purchaser, or (iii) by a Qualified Institutional Buyer (as such term is defined in the Securities Act) (a "QIB"), or any entity controlled by, under common control with, or affiliated with a QIB, regardless of the investment amount made by such QIB. The Company shall require any investor specified in clauses (i) through (iii) above, (each an "Investor"), to execute a lock-up agreement substantially in the form of Exhibit D attached hereto beginning on the date of such investment by the Investor and ending 180 days after the effective date of the registration statement filed pursuant to the Registration Rights Agreement. Notwithstanding the foregoing, this Section 6(k) shall not apply to any issuance of securities by the Company specified in (i), (iii), (v) through (viii) of Section 4(b) of this Agreement. In connection with this Section 6(k), or otherwise, no party shall be granted registration rights which would adversely impact the ability of the Purchasers to register all of their Securities in accordance with the Registration Rights Agreement.

     7. Conditions to Obligations of the Purchasers at the Closings.

          (a) First Closing. The obligation of each Purchaser purchasing Shares at the First Closing to purchase such Shares shall be subject to the fulfillment on or prior to the First Closing Date of the following conditions, any of which may be waived by such Purchaser:

               (i) Certificates. The Company shall have delivered to each such Purchaser a duly executed certificate representing the Shares and the Warrants issuable to such Purchaser.

               (ii) Trading. The Common Stock shall be trading on the OTCBB.

               (iii) Representations and Warranties; Performance of Obligations. The representations and warranties of the Company set forth in this Agreement and in any other Transaction Document shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Transaction Document on or prior to the First Closing Date.

               (iv) Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and any other Transaction Document.

               (v) No Litigation or Legislation. No statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation,

Securities Purchase Agreement


proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or restricts or impairs the ability of the Purchasers to own an equity interest in the Company.

               (vi) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the Chief Executive Officer of the Company, dated as of the First Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7(a)(ii), (iii), (iv), (v) and (viii) and such other matters as the Purchasers shall reasonably request.

               (vii) Opinion of Counsel. Certain Purchasers shall have received from Bay Venture Counsel, LLP, counsel to the Company, an opinion addressed only to those Purchasers named therein, dated as of the First Closing Date, in substantially the form attached hereto as Exhibit E.

               (viii) No Material Adverse Change. There shall not have occurred since the execution of any of the Transaction Documents any Material Adverse Change.

               (ix) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement with such Purchasers.

               (x) Lock-Up Agreement. Except as otherwise provided on Section 3(z) of the Schedule of Exceptions, the Company and certain of its directors, officers and stockholders shall have each entered into a lock-up agreement, in substantially the form attached hereto as Exhibit D.

               (xi) Amended and Restated Certificate of Incorporation. The Company shall have executed and delivered to Winston and Strawn, counsel for the SSF Purchasers, the Amended and Restated Certificate of Incorporation, together with a letter of direction for filing with the Secretary of State of the State of Delaware.

               (xii) Aggregate Investment. The Company shall have issued and sold to the Purchasers at least 2,000,000 Shares at an aggregate purchase price of $8,000,000.

               (xiii) Fees and Expenses. The Company shall have paid all fees and expenses of Winston & Strawn pursuant to the terms of Section 6(e) hereto.

               (xiv) Notes. In accordance with Section 3(y) hereof, the Notes shall have been converted to Shares and warrants to purchase Common Stock.

          (b) Second Closing. The obligation of each Purchaser purchasing Shares at the Second Closing to purchase such Shares shall be subject to the fulfillment

Securities Purchase Agreement


on or prior to the Second Closing Date of the following conditions, any of which may be waived by such Purchaser:

               (i) Certificates. The Company shall have delivered to each such Purchaser a duly executed certificate representing the Shares and the Warrants issuable to such Purchaser.

               (ii) Trading. The Common Stock shall be trading on the OTCBB.

               (iii) Representations and Warranties; Performance of Obligations. The representations and warranties of the Company set forth in this Agreement and in any other Transaction Document shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Transaction Document on or prior to the Second Closing Date.

               (iv) Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and any other Transaction Document.

               (v) No Litigation or Legislation. No statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or restricts or impairs the ability of the Purchasers to own an equity interest in the Company.

               (vi) Compliance Certificate. The Company shall have delivered to each such Purchaser a certificate, executed by the Chief Executive Officer of the Company, dated as of the Second Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7(b)(ii),(iii), (iv), (v) and (viii) and such other matters as the Purchasers shall reasonably request.

               (vii) No Material Adverse Change. There shall not have occurred since the execution of any of the Transaction Documents any Material Adverse Change.

               (viii) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement with such Purchasers.

Securities Purchase Agreement


     8. Conditions to Obligation of the Company at the Closings.

          (a) First Closing. The obligation of the Company to sell and issue the Shares and the Warrants to the Purchasers at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

               (i) Purchase Price. Each such Purchaser shall have delivered the purchase price for the Shares to be purchased by such Purchaser hereunder.

               (ii) Representations and Warranties. The representations and warranties made by such Purchasers in this Agreement shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date.

               (iii) No Litigation or Legislation. No Federal, State or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits, restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or the other agreements referred to herein, or restricts or impairs the ability of any Purchaser to own an equity interest in the Company.

          (b) Second Closing. The obligation of the Company to sell and issue the Shares and the Warrants to each Purchaser at the Second Closing shall be subject to the fulfillment on or prior to the Second Date of the following conditions, any of which may be waived by the Company:

               (i) Purchase Price. Each such Purchaser shall have delivered the purchase price for the Shares to be purchased by such Purchaser hereunder.

               (ii) Representations and Warranties. The representations and warranties made by such Purchasers in this Agreement shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date.

               (iii) No Litigation or Legislation. No Federal, State or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits, restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or the other agreements referred to herein, or restricts or impairs the ability of any Purchaser to own an equity interest in the Company.

Securities Purchase Agreement


     9. Miscellaneous.

          (a) Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. The Company shall indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for any loss, damage or expense (including reasonable counsel fees) arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties or covenants set forth in this Agreement, including advancement of expenses as they are incurred.

          (b) Governing Law; Jury Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and the Purchasers irrevocably consent to the exclusive jurisdiction of the United States Federal courts and state courts, located in New York County, New York, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process on the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any manner permitted by law. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

          (c) Finder's Fee. Each party shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives shall be responsible.

          (d) Further Assurances. Each party, whether prior to or after the Closing, shall execute, acknowledge and deliver all such other instruments and documents, and shall take all such other actions, as may be reasonably requested by any other party for the purpose of effecting and evidencing the consummation of the transactions contemplated by this Agreement.

          (e) Successors. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto; provided, however, that the rights of any Purchaser hereunder may be transferred in connection with a transfer by such Purchaser of all or part of the Securities in accordance with the terms of this Agreement or the terms of the Warrants, as the case may be, in a private transaction exempt from registration under the Securities Act. Any transferee of any of the Securities to whom rights shall be transferred in such a private transaction, other than

Securities Purchase Agreement


an affiliate of the Purchaser, shall be required, as a condition precedent to acquiring such Securities, to agree in writing to be bound by all the terms and conditions of this Agreement. A Purchaser may not assign its rights under this Agreement in connection with the sale of Shares or Warrant Shares pursuant to a registration statement under the Securities Act or under Rule 144.

          (f) Counterparts; Facsimile Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by a party by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by such party.

          (g) Entire Agreement. This Agreement, including and incorporating all Schedules and all Exhibits hereto and referred to herein, the Registration Rights Agreement and the Warrants constitute and contain the entire agreements and understandings of the parties regarding the subject matter of each such agreement and supercede any and all prior negotiations, correspondence, understandings and agreements, written or oral, among the parties with respect to the subject matter of any of the foregoing agreements.

          (h) Notices. All notices required to be given hereunder shall be given by personal delivery, facsimile transmission, nationally recognized overnight carrier (prepaid) or registered or certified mail, postage prepaid with return receipt requested. Notices shall be addressed, if to the Company, at its principal corporate offices located at 500 Sansome Street, Suite 503, San Francisco, California 94111, Facsimile No. (415) 391-3392, Attention: Chief Executive Officer and, if to a Purchaser, to the address set forth below such Purchaser's name on the signature pages hereto. Notices delivered personally shall be deemed given as of actual receipt; notices sent via facsimile transmission shall be deemed given as of one business day following receipt by the sender of written confirmation of transmission thereof; notices sent via overnight courier shall be deemed given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. A party may change his or its address by written notice in accordance with this Section 10(h).

          (i) Amendments and Waivers. Except as otherwise provided therein, no provision of this Agreement or any other Transaction Document may be waived or amended other than by an instrument in writing signed by the Company and the Purchasers owning or having the right to acquire sixty-six and two-thirds percent (66 2/3%) of the Shares and Warrant Shares (which such 66 2/3 percent must include the Securities held by the SSF Purchasers). Notwithstanding the foregoing, no amendment or waiver may affect any Purchaser in any manner differently from any other Purchaser without the written consent of such first mentioned Purchaser.

          (j) Severability. If one or more provisions of this Agreement shall be held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement to the extent unenforceable and the balance of this Agreement shall be

Securities Purchase Agreement


unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (k) Expenses. Except as otherwise provided herein, the parties hereto shall pay their own costs and expenses.

          (l) Publicity. The parties shall consult with each other, to the extent practicable, as to the form and content of any press releases and other third party communications or disclosures relating to this Agreement or the transactions contemplated hereby, and shall use reasonable efforts, acting in good faith, to agree upon disclosure which shall be satisfactory to the parties hereto.

          (m) Headings. The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of, this Agreement.

          (n) Termination of Covenants. The covenants of the Company set forth in Section 6 of this Agreement shall terminate at such time as the Purchasers shall not own any Securities issued pursuant to this Agreement.

   Signature Pages to Instant Video Technologies Securities Purchase Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE COMPANY:

INSTANT VIDEO TECHNOLOGIES, INC.

By:
   -----------------------------
Name:  Richard Lang
Title:  Chairman and CEO
Address: 500 Sansome Street
         San Francisco, California 94111
Facsimile No.: (415) 391-3392


THE SPECIAL SITUATIONS FUNDS:

SPECIAL SITUATIONS FUND III, L.P.           SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: David Greenhouse                      Name: David Greenhouse
Title: Managing Director                    Title: Managing Director
Address: 153 E. 53rd Street,                Address: 153 E. 53rd Street,
         55th Floor                                  55th Floor
         New York, New York 10022                    New York, New York 10022
Facsimile No.:  (212) 207-6515              Facsimile No.: (212) 207-6515
Residence:  New York                        Residence: Cayman Islands


SPECIAL SITUATIONS PRIVATE EQUITY           SPECIAL SITUATIONS TECHNOLOGY
FUND, L.P.                                  FUND, L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: David Greenhouse                      Name: David Greenhouse
Title: Managing Director                    Title: Managing Director
Address: 153 E. 53rd Street,                Address: 153 E. 53rd Street,
         55th Floor                                  55th Floor
         New York, New York 10022                    New York, New York 10022
Facsimile No.:  (212) 207-6515              Facsimile No.: (212) 207-6515
Residence:  New York                        Residence: New York

OTHER PURCHASERS:


BAYSTAR CAPITAL, L.P.                       BAYSTAR CAPITAL, L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: Steven Lamar                          Name: Steven Lamar
Title: Managing Partner                     Title: Managing Partner
Address: 425 Market Street,                 Address: 425 Market Street,
         22nd Floor                                  22nd Floor
         San Francisco, CA  94105                    San Francisco, CA  94105
Facsimile No.: (415) 512-6488               Facsimile No.: (415) 512-6488
Residence: California                       Residence: California


BAYSTAR INTERNATIONAL LIMITED               CHELSEY CAPITAL

By:                                         By:
   -----------------------------               -----------------------------
Name: Steven Lamar                          Name: Erik Franklin
Title: Managing Partner                     Title:
Address: 425 Market Street,                 Address: 1370 Avenue of the
         22nd Floor                                  Americas
         San Francisco, CA  94105                    New York, New York 10019
Facsimile No.: (415) 512-6488               Facsimile No.: (212) 399-5651
Residence: California                       Residence: New York


ERIK FRANKLIN

By:
   -----------------------------
Name: Erik Franklin
Title:
Address: c/o Chelsey Capital
         1370 Avenue of the
         Americas
         New York, New York 10019
Facsimile No.: (212) 399-5651
Residence:

RAVINIA CAPITAL VENTURES                    STORIE PARTNERS L.P.

By:                                         By:
   -----------------------------               -----------------------------
Name: Kevin Eilian                          Name: Steven A. Ledger
Title: Managing Member                      Title: Managing Partner
Address: 2025 Broadway, Suite 30H           Address: 100 Pine Street,
         New York, N.Y. 10023                        Suite 2700
Facsimile No.: (212) 362-1238                        San Francisco, CA 94111
Residence: New York                         Facsimile No.: (415) 434-8043
                                            Residence: California


MERCER MANAGEMENT, INC.                     REED SLATKIN

By:                                         By:
   -----------------------------               -----------------------------
Name: Gordon Rock                           Address: 890 North Kellogg Avenue
Title: President                                     Santa Barbara, CA 93111
Address: 4820 East Mercer Way               Facsimile No.: (805) 967-3844
         Mercer Island, WA 98040            Residence: California
Facsimile No.: (206) 232-6874
Residence: Washington

                                            KYLE FAULKNER
                                            CHARLES SCHWAB & CO., INC.
                                            CUSTODIAN FBO
ROBERT LONDON                               KYLE WILKE FAULKNER SEP-IRA

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o Cruttenden & Roth              Title: Chief Technology Officer
         809 Presidio Avenue                       Instant Video Technologies,
         Santa Barbara, CA 93101                   Inc
Facsimile No.: (805) 966-9302               Address: 5690 Ocean View Drive
Residence: California                                Oakland, CA 94618
                                            Facsimile No.: __________________
                                            Residence: California


                                            DONALD C. REINKE
DOROTHY LYDDON TRUST                        (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Name: Dorothy Lyddon                        Address: Bay Venture Counsel, LLP
Title: Trustee                                       Lake Merritt Plaza
Address: 11801 Dorothy Anne Way                      Building
         Cupertino, CA 95014                         1999 Harrison Street,
Facsimile No.: (408) 252-6122                        Suite 1300
Residence: California                                Oakland, CA 94612
                                            Facsimile No.: (510) 834-7440
                                            Residence: California

BRADLEY H. REINKE                           JAMES L. BERG
(Reinke Investment Group)                   (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: Bay Venture Counsel, LLP
         Lake Merritt Plaza                          Lake Merritt Plaza
         Building                                    Building
         1999 Harrison Street,                       1999 Harrison Street,
         Suite 1300                                  Suite 1300
         Oakland, CA 94612                           Oakland, CA 94612
Facsimile No.: (510) 834-7440               Facsimile No.: (510) 834-7440
Residence: California                       Residence: California


ROGER E. REINKE, TRTE                       GREGORY L. BEATTIE
(Reinke Investment Group)                   (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: Bay Venture Counsel, LLP
         Lake Merritt Plaza                          Lake Merritt Plaza
         Building                                    Building
         1999 Harrison Street,                       1999 Harrison Street,
         Suite 1300                                  Suite 1300
         Oakland, CA 94612                           Oakland, CA 94612
Facsimile No.: (510) 834-7440               Facsimile No.: (510) 834-7440
Residence: California                       Residence: California


BRUCE WHITLEY                               STEPHEN P. PEZZOLA
(Reinke Investment Group)                   (Reinke Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: Bay Venture Counsel, LLP
         Lake Merritt Plaza                          Lake Merritt Plaza
         Building                                    Building
         1999 Harrison Street,                       1999 Harrison Street,
         Suite 1300                                  Suite 1300
         Oakland, CA 94612                           Oakland, CA 94612
Facsimile No.: (510) 834-7440               Facsimile No.: (510) 834-7440
Residence: California                       Residence: California


BRUCE P. JOHNSON                            ANN LOUISE MICEK
(Reinke Investment Group)                   (Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: Bay Venture Counsel, LLP           Address: c/o 3600 West Bayshore
         Lake Merritt Plaza                          Suite 101
         Building                                    Palo Alto, CA 94303
         1999 Harrison Street,              Facsimile No.: (650) 325-0830
         Suite 1300                         Residence: California
         Oakland, CA 94612
Facsimile No.: (510) 834-7440
Residence: California

ELISSA MICEK                                REECE MICEK
(Micek Investment Group)                    (Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o 3600 West Bayshore             Address: c/o 3600 West Bayshore
         Suite 101                                   Suite 101
         Palo Alto, CA 94303                         Palo Alto, CA 94303
Facsimile No.: (650) 325-0830               Facsimile No.: (650) 325-0830
Residence: California                       Residence: California


LAURA MICEK                                 KAROLYN KELLY
(Micek Investment Group)                    (Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o 3600 West Bayshore             Address: c/o 3600 West Bayshore
         Suite 101                                   Suite 101
         Palo Alto, CA 94303                         Palo Alto, CA 94303
Facsimile No.: (650) 325-0830               Facsimile No.: (650) 325-0830
Residence: California                       Residence: California


JOHN J. MICEK III                           INDEPENDENCE PROPERTIES LLC
(Micek Investment Group)

By:                                         By:
   -----------------------------               -----------------------------
Address: c/o 3600 West Bayshore             Name: Joseph Barletta
         Suite 101                          Title:
         Palo Alto, CA 94303                Address: 530 Westgate Drive
Facsimile No.: (650) 325-0830                        Napa, CA  94558
Residence: California                       Facsimile No.: (707) 256-0877
                                            Residence: California


DOUGLAS GLEN                                GREG FRIEDMAN

By:                                         By:
   -----------------------------               -----------------------------
Address: 507 Bayview Drive                  Address: 4138 Terrace Street
         Manhattan Beach, CA 90266                   Oakland, CA 94611
Facsimile No.: (310) 376-6248               Facsimile No.: __________________
Residence: California                       Residence: California

FRANK KRAMER                                RYAN ALLISON

By:                                         By:
   -----------------------------               -----------------------------
Address: 5330 E. 17th Avenue                Address: 2520 West Lake Avenue North
         Denver, CO 80203                            Suite 200
Facsimile No.: (303) 394-1189                        Seattle, WA 98109
Residence: Colorado                         Facsimile No.: (206) 352-6310
                                            Residence: Washington


ARTHUR DOUGLAS ALLEN                        SUZANNE M. LENTZ

By:                                         By:
   -----------------------------               -----------------------------
Address: 1322 Isabella Avenue               Address: 3337 Broderick
         Mountain View, CA 94040                     San Francisco, CA 94123
Facsimile No.: (650) 948-2989               Facsimile No.: __________________
Residence: California                       Residence: California


KEITH KOCH                                  BRUCE HENSEL

By:                                         By:
   -----------------------------               -----------------------------
Address: 1120 Lincoln Street, Suite 900     Address: 1212 Old Orchard Road
         Denver, CO 80203                            Vincennes, IN 47591
Facsimile No.: (303) 863-7080               Facsimile No.: (812) 882-8279
Residence: Colorado                         Residence: Indiana


UNIVERSAL ASSURORS AGENCY, INC.             THOMAS KOSHY

By:                                         By:
   -----------------------------               -----------------------------
Name: John J. Micek III                     Title: Chief Operating Officer
Title:                                             Instant Video Technologies,
      --------------------------                   Inc
Address: 3600 West Bayshore, Suite 101      Address: 500 Beal Street, Suite 320
         Palo Alto, CA 94303                         San Francisco, CA 94105
Facsimile No.: (650) 325-0830               Facsimile No.: __________________
Residence: California                       Residence: California

JUNE S. WHITE                               HAN JOO LEE

By:                                         By:
   -----------------------------               -----------------------------
Title: Vice President, Engineering          Address: 5509 Ash Creek Lane
       Instant Video Technologies, Inc.              Plano, TX 75093
Address: 20 Plaid Place                     Facsimile No.: (972) 699-7586
         Hillsborough, CA 94010             Residence: Texas
Facsimile No.: __________________
Residence: California


YUAN MENG                                   BAY VENTURE COUNSEL, LLP

By:                                         By:
   -----------------------------               -----------------------------
Address: 281 Alvarado Avenue                Name: Donald C. Reinke
         Los Altos, CA 94022                Title: Managing Partner
Facsimile No.: (650) 947-7168               Address: Bay Venture Counsel, LLP
Residence: California                                Lake Merritt Plaza
                                                     Building
                                                     1999 Harrison Street,
                                                     Suite 1300
                                                     Oakland, CA 94612
                                            Facsimile No.: (510) 834-7440
                                            Residence: California


VINCE SAKOWSKI                              JOHN WORTHING

By:                                         By:
   -----------------------------               -----------------------------
Address: 845 Oak Grove Avenue               Address: 845 Oak Grove Avenue,
         Suite 105                                   Suite 105
         Menlo Park, CA 94025                        Menlo Park, CA 94025
Facsimile No.: (650) 327-6699               Facsimile No.: (650) 327-6699
Residence: California                       Residence: California


ROBERT WALTER                               MICHAEL MOSKOWITZ

By:                                         By:
   -----------------------------               -----------------------------
Address: 1700 Lincoln Street.               Title: Vice President, Business
         Suite 4700                                Development
         Denver, CO 80203-4547                     Instant Video Technologies,
Facsimile No.: (303) 830-1705                      Inc.
Residence:   Colorado                       Address: 200 Eagle Street
                                                     San Francisco, CA 94114
                                            Facsimile No.: __________________
                                            Residence: California

                                            R&T SHEPPARD FAMILY PARTNERS
THOMAS A. BELL                              ROGER SHEPPARD, General Partner

By:                                         By:
   -----------------------------               -----------------------------
Address: 5536 Manila Avenue                 Name: Roger Sheppard,
         Oakland, CA 94618                        General Partner
Facsimile No.: __________________           Address: 14 Bracken Court
Residence: California                                San Rafael, CA 94901
                                            Facsimile No.: (415) 456-0907
                                            Residence: California


SONJA ERICKSON                              FRANK H. SCHWARTZ

By:                                         By:
   -----------------------------               -----------------------------
Address: 887 Indian Rock Avenue             Title: Vice President, Technology
         Berkeley, CA 94707                        Partnerships
Facsimile No.: __________________                  Instant Video Technologies,
Residence: California                              Inc
                                            Address: 351 W. Oakwood Boulevard
                                                     Redwood City, CA 94061
                                            Facsimile No.: (650) 562-0220
                                            Residence: California


STEVEN HEIST                                JAMES E. LANDY

By:                                         By:
   -----------------------------               -----------------------------
Address: 30 Corwin Street, Apt. 12          Address: 8 Bond Place
         San Francisco, CA 94114                     Mt. Holly, NJ  08060
Facsimile No.: __________________           Facsimile No.: (609) 261-8155
Residence: California                       Residence: New Jersey


ZHIPING LIU                                 KIMBERLEY L. MASSINGALE

By:                                         By:
   -----------------------------               -----------------------------
Address: 36 Avalon Avenue                   Address: 5270 Boyd Avenue
         San Francisco, CA 94112                     Oakland, CA 94618
Facsimile No.: __________________           Facsimile No.: __________________
Residence: California                       Residence: California

FRANCIS E. VEGLIANTE                        RICHARD P. TREVOR

By:                                         By:
   -----------------------------               -----------------------------
Address: 15010 Eaglerise Drive              Address: 919 Hillcroft Circle
         Lithia, FL 33547                            Oakland, CA 94610
Facsimile No.: (813) 662-2774               Facsimile No.: __________________
Residence: Florida                          Residence: California


EVAN ZHANG                                  ED LYONS

By:                                         By:
   -----------------------------               -----------------------------
Address: 1458 39th Avenue                   Address: 918 Jackson Street
         San Francisco, CA 94122                     Albany, CA 94706
Facsimile No.: __________________           Facsimile No.: __________________
Residence: California                       Residence: California


ALLAN BER                                   PAUL SOC BANH

By:                                         By:
   -----------------------------               -----------------------------
Address: 1259 6th Avenue                    Address: 3713 Langdon Common
         San Francisco, CA 94122                     Fremont, CA 94538
Facsimile No.: __________________           Facsimile No.: __________________
Residence: California                       Residence: California

Securities Purchase Agreement

                                                    Schedule 1

                                  Purchasers/Purchased Shares and Warrant Shares

                                                 Number of                        Aggregate          Form of
                   Purchaser                      Shares      Warrant Shares    Purchase Price       Payment
                   ---------                      ------      --------------    --------------       -------
Special Situations Fund III, L.P.                375,000          375,000         $1,500,000       Wire Transfer
                                                              Warrant Shares                         $1,500,000
Special Situations Cayman Fund, L.P.             125,000          125,000           $500,000       Wire Transfer
                                                              Warrant Shares                           $500,000
Special Situations Private Equity Fund, L.P      250,000          250,000         $1,000,000       Wire Transfer
                                                              Warrant Shares                         $1,000,000
Special Situations Technology Fund, L.P.         250,000          250,000         $1,000,000       Wire Transfer
                                                              Warrant Shares                         $1,000,000
BayStar Capital, L.P.                            375,000          375,000         $1,500,000       Wire Transfer
                                                              Warrant Shares                         $1,500,000
BayStar International Limited                    375,000          375,000          1,500,000       Wire Transfer
                                                              Warrant Shares                          1,500,000
Chelsey Capital                                  750,000          750,000         $3,000,000       Wire Transfer
                                                              Warrant Shares                         $3,000,000
Klein Hawk*                                            0                0                  0                  0
Erik Franklin                                    100,000          100,000           $400,000       Wire Transfer
                                                              Warrant Shares                           $400,000
Ravinia Capital Ventures LLC                     593,500          593,500         $2,374,000       Wire Transfer
                                                              Warrant Shares                         $2,374,000
Storie Partners LLP                              500,000          500,000         $2,000,000      Cancelled Notes:
                                                              Warrant Shares                         $1,500,000
                                                                                                       $500,000
Mercer Management, Inc.                          387,500          387,500         $1,550,000      Cancelled Notes:
                                                              Warrant Shares                           $450,000
                                                                                                       $100,000
                                                                                                       $500,000
                                                                                                       $300,000
                                                                                                       $200,000
Reed Slatkin                                     130,000          130,000           $520,000      Cancelled Note
                                                              Warrant Shares                          $520,000
Robert London                                    125,000          125,000           $500,000      Cancelled Note
                                                              Warrant Shares                          $500,000
Kyle Faulkner                                     62,500          62,500            $250,000      Wire Transfer
                                                              Warrant Shares                          $250,000
Dorothy Lyddon Trust                              50,000          50,000            $200,000      Wire Transfer
                                                              Warrant Shares                          $200,000
Reinke Investment Group                           40,000          40,000            $160,000      Cancelled Note
                                                              Warrant Shares                          $110,000
                                                                                                  Check - $50,000

                                                 Number of                        Aggregate          Form of
                   Purchaser                      Shares      Warrant Shares    Purchase Price       Payment
                   ---------                      ------      --------------    --------------       -------

Micek Investment Group                            31,250          31,250            $125,000       Cancelled Note
                                                              Warrant Shares                           $100,000
                                                                                                   Check - $25,000
Independence Properties LLC                       25,000          25,000            $100,000       Cancelled Note
                                                              Warrant Shares                           $100,000
Doug Glen                                         25,000          25,000            $100,000       Wire Transfer
                                                              Warrant Shares                           $100,000
Greg Friedman                                     23,000          23,000             $92,000       Wire Transfer
                                                              Warrant Shares                            $92,000
Frank Kramer                                      18,750          18,750             $75,000       Cancelled Note
                                                              Warrant Shares                            $75,000
Ryan Allison                                      18,750          18,750             $75,000       Cancelled Note
                                                              Warrant Shares                            $75,000
Arthur Douglas Allen                              18,750          18,750             $75,000           Check
                                                              Warrant Shares                            $75,000
Suzanne M. Lentz                                  15,000          15,000             $60,000           Check
                                                              Warrant Shares                            $60,000
Keith Koch                                        12,500          12,500             $50,000       Cancelled Note
                                                              Warrant Shares                            $50,000
Bruce Hensel                                      12,500          12,500             $50,000       Cancelled Note
                                                              Warrant Shares                            $50,000
Universal Assurors Agency, Inc.                   12,500          12,500             $50,000       Cancelled Note
                                                              Warrant Shares                            $50,000
Thomas Koshy                                      10,000          10,000             $40,000           Check
                                                              Warrant Shares                            $40,000
June S. White                                     10,000          10,000             $40,000           Check
                                                              Warrant Shares                            $40,000
Han Joo Lee                                       10,000          10,000             $40,000       Cancelled Note
                                                              Warrant Shares                            $40,000
Yuan Meng                                         10,000          10,000             $40,000       Wire Transfer
                                                              Warrant Shares                            $40,000
Bay Venture Counsel , LLP                         6,250            6,250             $25,000       Wire Transfer
                                                              Warrant Shares                            $25,000
Vince Sakowski                                    6,250            6,250             $25,000       Cancelled Note
                                                              Warrant Shares                            $25,000
John Worthing                                     6,250            6,250             $25,000       Cancelled Note
                                                              Warrant Shares                            $25,000
Robert Walter                                     6,250            6,250             $25,000       Cancelled Note
                                                              Warrant Shares                            $25,000
Michael Moskowitz                                 6,000            6,000             $24,000           Check
                                                              Warrant Shares                            $24,000
Tomas A. Bell                                     5,000            5,000             $20,000           Check
                                                              Warrant Shares                            $20,000
R&T Sheppard Family Partners
Roger Sheppard, Managing Partner                  3,750            3,750             $15,000       Cancelled Note
                                                              Warrant Shares                            $15,000

                                                 Number of                        Aggregate          Form of
                   Purchaser                      Shares      Warrant Shares    Purchase Price       Payment
                   ---------                      ------      --------------    --------------       -------
Sonja Erickson                                    3,750            3,750             $15,000           Check
                                                              Warrant Shares                            $15,000
James E. Landy                                    3,750            3,750             $15,000           Check
                                                              Warrant Shares                            $15,000
Frank H. Schwartz                                 3,250            3,250             $13,000           Check
                                                              Warrant Shares                            $13,000
Steven Heist                                      2,500            2,500             $10,000           Check
                                                              Warrant Shares                            $10,000
Zhiping Liu                                       2,500            2,500             $10,000           Check
                                                              Warrant Shares                            $10,000
Kimberley L. Massingale                           2,000            2,000              $8,000           Check
                                                              Warrant Shares                             $8,000
Francis E. Vegliante                              2,000            2,000              $8,000           Check
                                                              Warrant Shares                             $8,000
Richard P. Trevor                                 2,000            2,000              $8,000           Check
                                                              Warrant Shares                             $8,000
Evan Zhang                                        2,000            2,000              $8,000           Check
                                                              Warrant Shares                             $8,000
Ed Lyons                                          1,250            1,250              $5,000           Check
                                                              Warrant Shares                             $5,000
Allan Ber                                         1,125            1,125              $4,500           Check
                                                              Warrant Shares                             $4,500
Paul Soc Banh                                     1,000            1,000              $4,000           Check
                                                              Warrant Shares                             $4,000
                                                ---------      ---------         -----------        -----------
Total                                           4,808,375      4,808,375         $19,233,500        $19,233,500
                                                =========      =========         ===========        ===========

----------
* While there was a provision in the Agreement to allow Klein Hawk to invest by January 31, no investment was made.